Exhibit 10.1

WORKING INTEREST PURCHASE AGREEMENT

This Working Interest Purchase Agreement (the “Agreement”) entered into this ___ day of ________ 2013 by and between HLA Interests, LLC, a Texas limited liability company (the “Seller”) and Cardinal Energy Group, Inc., a Nevada corporation (the “Purchaser”).

RECITALS

A.	Purchaser is an SEC reporting and operating public energy company that desires to acquire certain oil and gas assets.

B.	Seller is an Oil and Gas Management Company that owns, controls, and has an 85% working interests/75% NRI (the “Working Interests”) in, certain Oil and Gas leases, wells, and other property and assets located in the Conway-Dawson Leases as more specifically describe in Exhibit “A” hereto (the “Conway-Dawson Property”).

C.	Purchaser desires to acquire from Seller 100% of its Working Interest in the Conway-Dawson Property, which Working Interest represents 85% of all of the working interests and 75% of the NRI in the Conway-Dawson Property.

D.	Purchaser has agreed that all rights, titles, interests and privileges granted herein unto Purchaser and all rights and obligations attributable thereto after the Closing Date hereof shall be owned and borne by Purchaser in the percentage set forth in this agreement.

NOW THEREFORE, in consideration of good and valuable consideration, Buyer and Seller hereby agree as follows:

1.    Purchase and Sale.

1.1. Purchase and Purchase Price. Seller shall sell to Purchaser and Purchaser shall purchase from Seller (the “Purchase”) the Working Interests for a purchase price of $400,000 (the “Purchase Price”).

1.2. Terms of Purchase. The Purchase Price shall be paid pursuant to a balloon Secured Promissory Note (the “Note”) with an annual interest rate of six percent (6%) with the full payment of remaining outstanding principal and accrued interest due twenty-four (24) months from the date hereof. The Note shall be in the form of Exhibit “B” attached hereto. In addition,

1.2.1. If the Purchaser tenders to Seller full repayment of the principal amount of the Note and accrued interest within 90 days from the date hereof, the outstanding principal amount of the note and accrued interest shall be deemed to be 90% of the original amount, the payment of which by Purchaser to Seller shall be full satisfaction of the debt evidenced by the Note.

1.2.2. 40% of the Monthly Proceeds after the Lease Operating Expenses are deducted will be paid directly to the Seller to reduce the debt under the Note, with the first such payments applied to the reduction of principal and the balance to accrued but unpaid interest.

1.2.3. No prepayment penalty on the Note.

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2.    Security. As collateral security for the payment of the Note, the Buyer shall deliver to the Seller a security agreement in the form of Exhibit “C” attached hereto (the “Security Agreement”). Purchaser shall further execute all documents and perform all action necessary to perfect Seller’s security interests herein in accordance with the Uniform Commercial Code. The Security Agreement shall grant the Seller a security interest in the following:

2.1. All rights, titles, interests and estates now owned or hereafter acquired by the Purchaser in and to the Conway-Dawson Property and

2.2. any other instrument and collateral that Seller deems necessary to protect its interests under the Note, Security Agreement and this Agreement.

3.    Closing.

3.1. Timing. Subject to the satisfaction or waiver of each of all pre closing conditions, the Closing shall take place and be effective on  , 2013 at the offices of   located at ______________ or on such other date and at such other location and time as may be mutually agreed upon (the “Closing Date”).

3.2. Purchaser’s Deliverables. At the Closing, Purchaser shall deliver to Seller the: (a) Note and (b) Security Agreement;

3.3. Seller’s Deliverables. At the Closing, Seller shall deliver to Purchaser an Assignment of Oil and Gas Leases in the form of Exhibit “D” attached hereto, which assignment shall represent the Conway-Dawson Property and shall duly transfer to the Purchaser legal title to the Working Interests and the Conway-Dawson Property.

4.    Purchaser’s Representations. Purchaser hereby represents and warrants to the Seller that Purchaser has full legal right, power and authority to enter into this agreement and to consummate or cause to be consummated the obligations contemplated in this Agreement.

5.    Sellers’ Representations. Seller hereby represents and warrants to Purchaser that: (a) Seller is the owner of the Working Interests and the Conway-Dawson Property, free and clear of any direct or indirect claims, liens, security interests, charges, pledges or encumbrances of any nature whatsoever and (b) Seller has full legal right, power and authority to enter into this agreement and to consummate or cause to be consummated the obligations contemplated in this agreement.

6.    Conditions To The Obligations Of Purchaser. The obligations of Purchaser under this Agreement are subject to, at the option of Purchaser, the satisfaction or waiver of the following conditions prior to or on the Closing Date: all the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Seller on or prior to the Closing Date shall have been fully complied with and performed; the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects.

7.    Conditions To The Obligations Of Seller. The obligations of Seller under this Agreement are subject to, at the option of Seller, the satisfaction or waiver of the following conditions prior to or on the Closing Date: all the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Purchaser on or prior to the Closing Date shall have been fully complied with and performed; the representations and warranties made by Purchaser shall be true and correct in all material respects.

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8.    Other Agreements.

8.1. Inspection of Records. At all times prior to the full payment of the Purchase Price, Purchaser and its designated officers, employees, attorneys, accountants and other authorized representatives shall (i) have all reasonable access during normal business hours to the offices and properties of Seller in order that Purchaser may have full opportunity to make such reasonable legal, business or other reviews or investigations of the business, it being understood that such access shall not cause any unreasonable burden on or interruption to the normal operations of Seller and Purchaser shall give Seller reasonable notice of any such inspections, (ii) receive from Seller such additional information as to the Conway-Dawson Property, properties, operations and prospects of the business as Purchaser shall from time to time reasonably request, and (iii) receive Seller’s cooperation in permitting appropriate and applicable investigation of the business and properties of Seller.

8.2. Maintenance. At all times prior to the full payment of the Promissory Note, Purchaser shall maintain in full force and effect (and renew, when required) all licenses, permits, consents and authorizations which are material to the business as a whole and prosecute diligently any pending applications with respect thereto, perform all obligations imposed upon it by law and to retain and maintain all the property used in the operation of the business.

8.3. Confidential Information. Seller and Purchaser hereby agree that neither one will, at any time from and after the Closing Date, directly or indirectly, without the prior written consent of the other, disclose (other than to its designated officers, employees, attorneys, accountants, assignees and other authorized representatives), the terms or conditions of the transaction contemplated herein, and the records, information, trade secrets, and other information obtained by Purchaser in its inspection and due diligence concerning the Seller’s records of the Conway-Dawson Property, business and properties.

8.4. Preservation of Business Organization. Except as otherwise contemplated by this Agreement, at all times prior to the Closing Date and Purchaser taking possession of the Conway-Dawson Property , (A) Seller shall (i) cause its business to be managed in accordance with the best interests of the business and substantially as heretofore managed and conducted, and (ii) use its best efforts, to the extent that it is in the best interests of the business, to keep available to Purchaser the services of its present employees and to preserve the present relationships of the suppliers and others having business relations with Seller; and (B) without limiting the generality of the foregoing, Seller shall not, without prior written consent of Purchaser, (i) dispose of any of its assets or properties or incur any obligation or liability other than as required in connection with this Agreement, or in “arms-length” transactions in the usual and ordinary course of business consistent with the business practices heretofore followed by Seller; (ii) take or suffer any action which may adversely affect the normal conduct of its business; (iii) increase salaries of any employees or engage any new employee; (iv) make or commit to make any capital expenditures; (v) fail to keep its assets and properties in good repair, order and condition, reasonable wear and tear excepted, or to maintain its existing insurance in effect; or (vi) incur any material obligations or liabilities or enter into any material transaction except in the ordinary course of business consistent with past practices. During the period from the date hereof to the Closing Date, Seller shall consult with one or more designated representatives of Purchaser as to material operational matters and the general status of ongoing operations. Seller shall notify Purchaser of any emergency or unanticipated change in the normal course of the business which is or may be material thereto and shall keep Purchaser fully informed of such events and permit Purchaser’s representatives to participate in all discussions relating thereto.

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9.    Miscellaneous.

9.1. Expenses. Each Party shall bear its own legal expenses and costs in connection herewith.

9.2. Attorneys Fees. In the event either Party shall be required to retain the services of an attorney to enforce any of its rights hereunder, the prevailing Party shall be entitled to receive from the other Party, all costs and expenses including, but not limited to, court costs and attorney’s fees (whether in a court of original jurisdiction or one or more courts of appellate jurisdiction) incurred by it in connection therewith.

9.3. Applicable Law. This agree men shall be governed by the laws of the state of Texas.

9.4. Further Assurances. Following the Closing Date, each party shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by any other party, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the purchase and sale contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement.

The Parties have executed this Agreement on the day first above written.

HLA Interests, LLC:

By:
Name:
Title:

Cardinal Energy Group, Inc.:

By:
Name:
Title:

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Exhibit “A”

Conway-Dawson Property

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Exhibit “B”

Secured Promissory Note

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Exhibit “C”

Security Agreement

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Exhibit “D”

Assignment of Oil and Gas Leases

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